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                                                                   Exhibit 23.8


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3
(333-10383 and 333-14025); Form S-4 (333-13133); and Post-Effective Amendment
No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated May 23, 1996, except for Note N as to which the date is October 14, 1996 with respect to the Balance Sheets of Bay State Computer Group, Inc. as of March 31, 1996 and 1995, and the statements of income, retained earnings, and cash flows for each of the three years in the period ended March 31, 1996, which report appears in this Current Report on Form 8-K of U.S. Office Products Company.




                                     Parent, McLaughlin & Nangle
                                     ------------------------------------------
                                     Certified Public Accountants
                                     Parent, McLaughlin & Nangle, CPA's Inc.
                                     Boston, Massachusetts



November 20, 1997